Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

Gulf Coast Express Pipeline LLC

Houston, Texas

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of DCP Midstream, LP of our report dated March 16, 2020, relating to the financial statements of Gulf Coast Express Pipeline LLC, which appears in Amendment No. 2 to the 2019 Annual Report on Form 10-K of DCP Midstream, LP.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas

October 2, 2020